Exhibit 107

Calculation of Filing Fee Table

Form F-1

(Form Type)

TuanChe Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price(3)		Fee Rate	Amount of Registration Fee

Equity	Class A Ordinary Shares, as represented by American Depositary Shares	457(c)	182,812,560	0.00423		$773,144.79	0.00015310		$118.37
Total Offering Amounts					$			$
Total Fees Previously Paid									—
Total Fee Offsets									—
Net Fee Due									$118.37

(1)	American Depositary Shares, or ADSs, each representing two hundred and forty class A ordinary shares, par value US$0.0001 per share, issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-227940) for our company. The form of ADR is on file with the SEC (as a prospectus) and was filed on October 23, 2018.

(2)	Represents ordinary shares represented by ADSs registered for resale by the selling shareholders described herein, which is the maximum number of ADSs issuable upon exercise of warrants issued to the selling shareholders on October 28, 2024. Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover an indeterminate amount and number of ordinary shares as may be issued upon conversion, exchange, exercise or settlement of any other securities that provide for such conversion, exchange, exercise or settlement.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high and low sale prices of the registrant’s ADSs on the Nasdaq Capital Market on December 26, 2024, or $1.015, divided by 240 (to give effect to the 240:1 ratio of ordinary shares to ADSs).